Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated April 22, 2005, with respect to the financial statements and schedule included in the Registration Statement (Form S-1 No. 333-125007) and related Prospectus of Golf Galaxy, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

July 26, 2005